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                                                                   EXHIBIT 10.21

                          REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of October 15, 1999 (the "Effective Date"), is by and among NexGen Technologies, L.L.C., a Maryland limited liability company ("NexGen"), 3Com Corporation, a Delaware corporation ("3Com"), Pyramid Ventures, Inc., a Delaware Corporation ("Pyramid"), Telcom-ATI Investors, L.L.C., a Delaware limited liability company ("Telcom"), Reuters MarketClip Holdings Sarl, a limited liability company formed under the laws of Switzerland ("Reuters"), Transettlements, Inc., a Georgia corporation ("Transettlements") and Aether Systems, Inc., a Delaware corporation (the "Company"). Each of NexGen, 3Com, Pyramid, Telcom, Reuters and Transettlements is referred to as an "Original Holder," and collectively they are referred to as "Original Holders."

                             W I T N E S S E T H:

      WHEREAS, the Original Holders, Mark D. Ein and J. Carter Beese, Jr. (the Original Holders, Ein and Beese, together the "Members") are parties to the Amended and Restated Limited Liability Company Agreement, dated as of October 29, 1998, as amended (the "LLC Agreement"), of Aether Systems LLC, a Delaware limited liability company (the "LLC");

      WHEREAS, the Original Holders, entered into a Plan of Conversion, dated as of October 12, 1999 (the "Plan of Conversion"), which provides that immediately prior to the closing of the Company's initial public offering of Common Stock (the "IPO") (i) the LLC shall be converted into a corporation by the Members contributing their interests in the LLC (the "Contributions") to the Company in exchange for shares of common stock, par value $.01, in the Corporation ("Common Stock") pursuant to the terms and conditions of an Agreement and Plan of Contribution in the form attached as Exhibit A to the Plan of Conversion, and
(ii) immediately thereafter the LLC will be merged with and into the Company pursuant to an Agreement and Plan of Merger (the "Merger Agreement") in the form attached as Exhibit B to the Plan of Conversion; and

      WHEREAS, the Merger Agreement provides that as a result of the Merger the units of the LLC held by the Holders will be converted into shares of Common Stock of the Company as set forth on Exhibit A hereto, as the entity surviving the Merger.

      NOW, THEREFORE, in consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties agree as follows:

1. Definitions; Certain Rules of Construction. Certain capitalized terms are used in this Agreement with the specific meanings defined below in this Section
1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit"
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refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, (f) words in the singular or plural form include the plural and singular form, respectively, and (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement.

      1.1. "1933 Act" means the Securities Act of 1933, as amended and all regulations thereunder.

      1.2. "1934 Act" means the Securities Exchange Act of 1934, as amended and all regulations thereunder.

      1.3.  "Board of Directors" means the Board of Directors of the Company.

      1.4. "Common Stock" means the Company's common stock, par value $.01 per share and other securities issued in respect of shares of Common Stock.

      1.5.  "Company" is defined in the recitals to this Agreement.

      1.6.  "Company Indemnitees" is defined in Section 2.8(b).

      1.7. "Effective Period" means the period from the date on which a shelf registration becomes effective to the date on which all of the Registrable Securities cease to be Registrable Securities.

      1.8. "Form S-1", "Form S-3", "Form S-4", and "Form S-8" mean such respective registration forms in effect on the date hereof (or any successor registration forms subsequently adopted by the SEC) under the 1933 Act.

      1.9. "Holder" means (a) any Person that owns, or has the right to acquire, Registrable Securities and (b) any assignee thereof in accordance with Section 2.11.

      1.10. "Holder Indemnitee" is defined in Section 2.8(a).

      1.11. "Indemnitee" means each of the Company Indemnitees and the Holder Indemnitees.

      1.12. "Initiating Holders" is defined in Section 2.1(a).

      1.13. "Original Holders" is defined in the recitals to this Agreement.

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      1.14. "Person" means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

      1.15. "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act and the automatic effectiveness, or the declaration or ordering of effectiveness, of such registration statement or document.

      1.16. "Registrable Securities" means (i) shares of Common Stock received by an Original Holder upon conversion of Units in the LLC in the Merger; (ii) any Common Stock of the Company or other securities issued or issuable in respect of shares of the shares described in (i) in any corporate reorganization, merger or consolidation; and (iii) shares of the Company's Common Stock or other securities issued or issuable in respect of the shares described in clause (i) or (ii) upon any stock split, stock dividend, recapitalization, or similar event; provided, however, that any share of Common Stock previously sold to the public pursuant to a registered public offering or pursuant to an exemption from the registration requirements of the 1933 Act shall not be a Registrable Security.

      1.17. "Rule 144" is defined in Section 2.9(a).

      1.18. "Rule 144 Information" is defined in Section 2.9(b).

      1.19. "SEC" means the Securities and Exchange Commission.

      1.20. "Shelf Registration" means a registration statement for an offering of Common Stock to be made on a delayed or continuous basis pursuant to Rule 415 promulgated under the 1933 Act.

      1.21. "Violation" means, with respect to any registration statement which includes any Registrable Securities:

            (a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

            (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or

            (c) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933

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      Act, the 1934 Act or any state securities law in connection with any matter relating to such registration statement.

2.    Registration Rights.

      2.1.  Demand Registration.

            (a) At any time after the first anniversary of the closing of the IPO, if the Company shall receive a written request from the Holders of not less than 20% of the Registrable Securities then outstanding and entitled to registration rights under this Section 2 (the "Initiating Holders") that the Company effect the registration under the 1933 Act of an amount of Registrable Securities set forth in the written request provided that such registration shall have a minimum anticipated aggregate net offering price of Twenty Five Million Dollars ($25,000,000) based on the then current trading price of the Common Stock, then the Company shall, within ten days of the receipt thereof, give written notice of such request to all Holders. Such Holders shall have the right, by giving written notice to the Company within 20 days from receipt of the Company's notice, to elect to have included in such registration such of their Registrable Securities as such Holders may request in such notice of election. Subject to the limitations of this Section 2.1, the Company shall use commercially reasonable efforts to effect such a registration statement as soon as practicable and in any event to file within seventy-five (75) days of the receipt of such initial request a registration statement under the 1933 Act covering all the Registrable Securities which the Holders shall in writing request to be included in such registration and to use commercially reasonable efforts to have such registration statement become effective.

            (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this
      Section 2.1 and the Company shall include such information in the written notice referred to in Section 2.1(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.3(d)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders and approved by the Board of Directors, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this Section 2.1, if, in the case of a registration requested pursuant to Section 2.1(a), the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise the Company and all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and all

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      securities other than Registrable Securities sought to be included in the underwriting shall first be excluded. To the extent that further limitation is required, the number of Registrable Securities that may be included in the underwriting shall be allocated pro rata among all Holders thereof desiring to participate in such underwriting (according to the number of Registrable Securities then held by each such Holder). No Registrable Securities requested by any Holder to be included in a registration pursuant to Section 2.1(a) shall be excluded from the underwriting unless all securities other than Registrable Securities are first excluded.

            (c) The Company is obligated to effect only three (3) registrations pursuant to Section 2.1(a), counting for this purpose only registrations which have been declared effective and registrations which have been withdrawn by the Holders; provided, however, that no registration pursuant to Section 2.1(a) shall be deemed to be a registration for any purpose of this sentence if (i) the number of Registrable Securities included in the registration statement does not equal or exceed 30% of the number of Registrable Securities proposed by the Holders to be included in the offering;.

            (d) Notwithstanding the provisions of this Section 2.1 or 2.12, in the event that the Company is requested to file any registration statement pursuant to Section 2.1(a) or 2.12:

                  (i) the Company shall not be obligated to effect the filing of such registration statement during the period starting with the date sixty (60) days prior to the date of the Company's good faith estimate of the filing of, and ending on a date one hundred eighty
            (180) days following the effective date of any other registration statement pertaining to a public offering of securities for the account of the Company;

                  (ii) the Company shall not be obligated to effect more than one (1) registration pursuant to Section 2.1(a) in any twelve (12) month period; and

                  (iii) if the Company shall furnish to the Initiating Holders a certificate signed by the president of the Company stating that, in the good faith judgment of the Board of Directors, it would not be in the best interests of the Company and its shareholders generally for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the relevant Initiating Holders; provided, however, that the Company may not utilize the right set forth in this Section 2.1(d)(iii) more than once in any 12-month period.

            (e) Each registration requested pursuant to Section 2.1(a) shall be effected by the filing of a registration statement on Form S-3 (if applicable) (or if such form is not available, any other form which includes substantially the same information (other than information which is incorporated by reference) as would be required to be included in a

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      registration statement on such form as currently constituted), or unless another form would be equally effective.

      2.2. Incidental Registration. If the Company proposes to register any of its capital stock under the 1933 Act, whether for its own account or for the account of shareholders other than the Holders (other than a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock plan or a registration on Form S-4), the Company shall, each such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 2.7, use commercially reasonable efforts to cause a registration statement covering all of the Registrable Securities that each such Holder has requested to be registered to become effective under the 1933 Act. The Company shall be under no obligation to complete any offering of its securities it proposes to make and shall incur no liability to any Holder for its failure to do so.

      2.3. Obligations of the Company. Whenever required under this Section 2 to use commercially reasonable efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities to be registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or until such Holders have informed the Company in writing that the distribution of their Registrable Securities has been completed. In addition, the Company shall:

            (a) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use commercially reasonable efforts to cause each such amendment and supplement to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

            (b) furnish to the Holders such reasonable number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

            (c) use commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such states and jurisdictions as shall be reasonably requested by the Holders, except that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such state or jurisdiction;

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            (d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, and generally provide its cooperation with such managing underwriter, including making available members of senior management for the underwriters' "road show" presentations, except in the case of a Shelf Registration pursuant to Section 2.12; provided, however, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an underwriting agreement, including furnishing any opinion of counsel or entering into a lock-up agreement reasonably requested by the managing underwriter;

            (e) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required pursuant to Section 2.3(b) on account of such event and use commercially reasonable efforts to cause each such amendment and supplement to become effective;

            (f) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, except in the case of a Shelf Registration pursuant to Section 2.12, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion or opinions, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountant of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

            (g) apply for listing and use commercially reasonable efforts to list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities is listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use commercially reasonable efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.; and

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            (h) without in any way limiting the types of registrations to which this Section 2 shall apply, in the event that the Company shall effect a Shelf Registration, take all necessary action, including the filing of post-effective amendments, to permit the Holders to include their Registrable Securities in such registration in accordance with the terms of this Section 2.

      2.4.  Furnish Information.

            (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 in respect of the Registrable Securities of any selling Holder that such selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of such Registrable Securities. The Company shall have no responsibility to the Holders, to the extent such Holder fails to provide such information in a timely manner, and if the Company determines it appropriate, the Company may delay the filing of any such registration statement until the Holder provides such information.

            (b) No Holder shall distribute any prospectus or make any offer to sell (or solicit any offer to purchase) or sell any Registrable Securities in a transaction covered by a prospectus from and after the time that the Company notifies the Holder that the prospectus fails to state a material fact, contains a material misstatement or fails to state a fact necessary in order to make the statements included in the prospectus not misleading until the Company has provided a revised, amended or supplemented prospectus that corrects the misstatement or omission.

            (c) Each Holder shall comply with the prospectus delivery requirements of the Securities Act in connection with offers to sell, solicitations of offers to purchase, and sales of Registrable Securities in connection with any offer or sale pursuant to a registration statement.

      2.5. Expenses of Demand Registration. The Company shall bear all expenses relating to Registrable Securities incurred in connection with each registration, filing or qualification pursuant to Sections 2.1(a) and 2.12, including all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company. All underwriting discounts and commissions relating to Registrable Securities included in any registration effected pursuant to Sections 2.1 and 2.12 and the fees and disbursements of counsel for the selling Holders will be borne and paid ratably by the Holders of such Registrable Securities and the Company.

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      2.6.  Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to any registration pursuant to Section
2.2 for each Holder, including all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling
Holders. All underwriting discounts and commissions relating to Registrable Securities included in any registration effected pursuant to Section 2.2 will be borne and paid ratably by the Holders of such Registrable Securities and the Company.

      2.7. Underwriting Requirements. In connection with any offering involving an underwriting of securities being issued by the Company, the Company shall not be required under Section 2.2 to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, if any, as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the managing underwriter for the offering shall advise the Company in writing that the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that can be successfully offered, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the managing underwriter believes will not jeopardize the success of the offering. The securities so included in the offering will be reduced as follows:

            (a) first, all securities which shareholders other than the Company and the Holders seek to include in the offering shall be excluded from the offering to the extent limitation on the number of shares included in the underwriting is required; and

            (b) if further limitation on the number of shares to be included in the offering is required, then the number of shares held by Holders that may be included in the underwriting shall be reduced pro rata among the selling Holders in accordance with the number of shares of Registrable Securities held by each such Holder;

provided, however, that in no event shall the amount of securities of the selling Holders included in the offering be reduced below 30% of the total amount of securities included in such offering, except if the managing underwriter makes the determination described above and no securities other than those of the Company are included. For purposes of the preceding sentence concerning apportionment, for any selling shareholder which is a Holder of Registrable Securities and which is a partnership or a corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall collectively be deemed to be a "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling Holder," as defined in this sentence.

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      2.8.  Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 2:

            (a) The Company will indemnify and hold harmless each Holder, the officers, directors, partners, agents and employees of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively, the "Holder Indemnitees"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation. The Company will reimburse each Holder Indemnitee for any legal or other expenses reasonably incurred by such Holder Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder Indemnitee in any such case for any such loss, claim, damage, liability or action (i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder Indemnitee; or supplied by another Holder or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the 1933 Act.

            (b) Each Holder which includes any Registrable Securities in any registration statement (i) will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, each agent and any underwriter for the Company, and any other Holder or other shareholder selling securities in such registration statement or any of its directors, officers, partners, agents or employees or any Person who controls such Holder or such other shareholder or such underwriter (collectively, the "Company Indemnitees"), against any losses, claims, damages or liabilities (joint or several) to which any Company Indemnitee may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration and

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      (ii) will reimburse any legal or other expenses reasonably incurred by any
      Company Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of any Holder hereunder shall be limited to the amount of net proceeds (after deduction of all underwriters' discounts and commissions paid by such Holder in connection with the registration in question) received by such Holder in the offering giving rise to the Violation; and provided, further, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) nor, in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), shall such Holder be liable to the Company in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the 1933 Act.

            (c) Promptly after receipt by any Company Indemnitee or Holder Indemnitee (collectively, the "Indemnitees") under this Section 2.8 of notice of the commencement of any action (including any governmental action), such Indemnitee will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that such Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such Indemnitee by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such Indemnitee and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the Indemnitee under this Section
      2.8 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to such Indemnitee otherwise than under this
      Section 2.8.

            (d)   The obligations of the Company and the Holders under this
      Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement whether under this Section 2 or otherwise.

            (e) If the indemnification provided for in this Section 2.8 is unavailable to a party that would have been an Indemnitee under this
      Section 2.8 in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to herein, then each party that would have been an indemnifying party hereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such Indemnitee, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by such indemnifying party or such Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The parties agree that it would not be just and equitable if contribution pursuant to this Section 2.8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 2.8(e) shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The liability of any Holder of Registrable Securities in respect of any contribution obligation of such Holder (after deduction of all underwriters' discounts and commissions paid by such Holder in connection with the registration in question) arising under this Section 2.8(e) shall not in any event exceed an amount equal to the net proceeds to such Holder from the disposition of the Registrable Securities disposed of by such Holder pursuant to such registration.

      2.9   Reports Under Securities Exchange Act of 1934.

            (a) With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                  (i) use commercially reasonable efforts to make and keep
            public information available, as those terms are understood and defined in Rule 144, at all times; and

                  (ii) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act.

      2.10. Lock-up Agreements. If reasonably requested by the Company and the managing underwriter, the Holders agree to enter into lock-up agreements pursuant to which they will not, for a period of no longer than ninety days (90) (or one hundred eighty (180) days in the case of the Company's initial public offering) following the effective date of a registration statement for the Company's public offering of the Company's securities, offer, sell or otherwise dispose of any Registrable Securities (except Registrable Securities sold pursuant to such registration statement) without the prior consent of the Company and the underwriter, provided that the executive officers and directors of the Company enter such lock-up agreements for the same period and on the same terms.

      2.11. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by any Holder to a permitted transferee, and by such transferee to a subsequent permitted transferee, but only if not less than 25% of such rights are transferred to a transferee; provided, however, that such transfer does not constitute a "distribution" within the meaning of the 1933 Act. Any transferee to which rights under this Agreement are transferred shall: (i) as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a Holder under this Agreement; and (ii) be deemed to be a Holder hereunder.

      2.12. Shelf Registration. In addition to the rights set forth above, if the Holder(s) holding at least 20% of the Registrable Securities request in writing that the Company file a shelf registration under Rule 415 of the Securities Act (a "Shelf Registration") for a sale of Registrable Securities the reasonably anticipated aggregate price to the public of which would exceed $10,000,000, and the Company is entitled to use Form S-3 (or a successor form) to register securities for such an offering, the Company shall use commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to maintain the effectiveness of the Shelf Registration throughout the term of this agreement. The Company will include all Registrable Securities of any Holder or Holders. The Company shall have no obligation under Sections 2.3(d) and (f) to facilitate any underwritten offering of shares sold pursuant to the Shelf Registration.

3. Termination. The right of any Holder to request registration or inclusion in any registration pursuant to this Agreement shall terminate on the earlier of
(a) such date that all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period; or (b) the eighth (8th) year anniversary of the Closing Date.

4. Specific Performance. The parties recognize that their respective rights under this Agreement are unique, and, accordingly, each party shall, in addition to such other remedies as may be available to it at law or in equity, have the right to enforce its rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. This Agreement is not intended to limit or abridge any rights of either party which may exist apart from this Agreement.

5. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in Person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed addressed (a) if to a Holder to such address as such holder shall have furnished the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such securities who has so furnished an address to the Company or (b) if to the Company, to 11460 Cronridge Drive, Owings Mills, Maryland 21117 to the attention of the Corporate Secretary, or to such other address has such party may notify to the other parties in writing. A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

6. Binding Effect; Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective personal representatives, successors and permitted assigns; provided, however, that the Company shall not have the right to assign its rights and obligations hereunder, or any interest herein, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding.

7. Course of Dealing; Amendments, Waivers and Consents. No course of dealing between the parties shall operate as a waiver of any party's rights under this Agreement. Each party acknowledges that if any party, without being required to do so by this Agreement, gives any notice or information to, or obtains any consent from, the other party, such party shall not by implication have amended, waived or modified any provision of this Agreement, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of any party in exercising any right under this Agreement shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No amendment, waiver or consent with respect to this Agreement shall be binding unless it is in writing and signed by each of the Company and the holders of a majority of the Registrable Securities then outstanding, except that an amendment to add to the definition of Registerable Securities shares (the "Merrill Warrant Shares") issued in respect of warrants (the "Merrill Warrants") issued to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and to add Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated or any permitted assign of the Merrill Warrants or the Merrill Warrant Shares may be adopted by the Company without the consent of any other Holder.

8. Miscellaneous. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation hereof. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior understandings and agreements, whether written or oral, with respect to such subject matter. This Agreement may be executed in counterparts, which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Delaware.

                            [Signature pages follow]

                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE

   IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date.

                                    AETHER SYSTEMS, INC.

                                    By: ______________________________________
                                        Name:  David S. Oros
                                        Title:    President and CEO

                                        Address:  11460 Cronridge Drive
                                                  Owings Mills, MD   21117
                                                  Fax No.  410-654-6554

                                    3COM CORPORATION

                                    By: ______________________________________
                                        Name:
                                        Title:

                                        Address:  5400 Bayfront Plaza
                                                  Santa Clara, CA   95052
                                                  Fax No.  [_________________]

                                    NEXGEN TECHNOLOGIES, L.L.C.

                                    By: ______________________________________
                                        Name:  David S. Oros
                                        Title:  Member

                                        Address:  11460 Cronridge Drive
                                                  Owings Mills, MD    21117
                                                  Fax No.  410-654-6554

                                    TELCOM-ATI INVESTORS, L.L.C.

                                    By: ______________________________________
                                        Name:

                                        Title:

                                        Address:  211 N. Union Street,
                                                  Suite 300
                                                  Alexandria, VA 22314
                                                  Fax No. 703-[________________]

                                    REUTERS MARKETCLIP HOLDINGS SARL

                                    By: ______________________________________
                                        Name:
                                        Title:

                                        Address:  c/o Reuters America, Inc.
                                                  1700 Broadway, 2nd Floor
                                                  New York, NY   10019
                                                  Fax No. [________________]

                                    PYRAMID VENTURES, INC.

                                    By: ______________________________________
                                        Name:
                                        Title:

                                        Address:  One Bankers Trust Plaza
                                                  130 Liberty Street
                                                  New York, New York 10006
                                                  Fax No. [__________________]

                                    TRANSETTLEMENTS, INC.

                                    By: ______________________________________
                                        Name:
                                        Title:

                                        Address:  c/o Transus, Inc.
                                                  2090 Jonesboro Road
                                                  Atlanta, Georgia  30515
                                                  Fax No. [__________________]

                                    EXHIBIT A



                            List of Original Holders

NexGen Technologies L.L.C.                      6,791,668
Telcom ATI Investors, L.L.C.                    5,151,948
Reuters MarketClip Holdings Sarl                2,828,055
Pyramid Ventures, Inc.                          1,995,325
Transettlements, Inc.                             625,000
3Com Corporation                                2,500,000